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                                                                    EXHIBIT 99.1

[LOGO OF SpectraSCIENCE]

                                  PRESS RELEASE


SpectraSCIENCE, Inc.                Address: 901 Marquette Ave., Suite 1400,
                                             Minneapolis, MN 55402


FOR IMMEDIATE RELEASE

February 7, 2003

         Minneapolis, MN, SpectraScience, Inc. ("SpectraScience") (OTCBB:SPSIQ.PK), announced today that the joint motion of Timothy D. Moratzka, its Chapter 7 Trustee, and GDBA Investments, LLLP to (i) convert its bankruptcy case (BKY Case No. 02-42904) from Chapter 7 to Chapter 11 and (ii) appoint Timothy D. Moratzka as Trustee-In-Possession, as filed on January 15, 2003, was granted by the United States Bankruptcy Court for the District of Minnesota (the "Bankruptcy Court") on February 5, 2003.

         SpectraScience is uncertain whether any plan of reorganization it proposes under Chapter 11 of the U.S. Bankruptcy Code will be confirmed by the Bankruptcy Court. Furthermore, SpectraScience is uncertain whether any current equity holder of SpectraScience will receive any assets, value or equity under such plan of reorganization.

         This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements involve risks and uncertainties that may cause SpectraScience's actual results to differ materially from the results discussed in the forward looking statements. Readers are urged to carefully review and consider the various disclosures made by SpectraScience in this news release and in SpectraScience's other reports filed with the Securities and Exchange Commission ("SEC") that attempt to advise interested parties of the risks and factors that may affect SpectraScience's business. These forward looking statements are qualified in their entirety by the cautions and risk factors filed by SpectraScience with the SEC, including, but not limited to, the risk factors set forth in Exhibit 99 to SpectraScience's Annual Report on Form 10-KSB for the year ended December 31, 2001.